Exhibit 31.3
QUARTERLY CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER REQUIRED BY
SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002
SIERRA PACIFIC POWER COMPANY
(“Registrant”)
I, Walter M. Higgins III, certify that:
1.	I have reviewed the quarterly report on Form 10-Q of Sierra Pacific Power Company;

2.	Based on my knowledge, the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in the quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the quarterly report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant, and we have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the quarterly report is being prepared;

(b)	[Paragraph omitted pursuant to SEC Release Nos. 33-8238 and 34-47986];

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in the quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the quarterly report based on such evaluation; and

(d)	Disclosed in the quarterly report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors:
(a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
November 2, 2006

/s/ Walter M. Higgins, III
Walter M. Higgins III
Chief Executive Officer Sierra Pacific Power Company